EX‑35.2

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.  A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.  To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice P resident

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Banc of America Commercial Mortgage Inc.	Series 2007-5	Primary Servicer
Depositor	Banc of America Commercial Mortgage Inc.	Series 2007-4	Primary Servicer
Sawgrass Mills whole loan
Depositor	Banc of America Commercial Mortgage Inc.	Series 2007-3	Primary Servicer
Depositor	Banc of America Commercial Mortgage Inc.	Series 2007-2	Primary Servicer
Depositor	Banc of America Commercial Mortgage Inc.	Series 2007-1	Primary Servicer
Depositor	Banc of America Commercial Mortgage Inc.	Series 2006-1	Special Servicer
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C8
Master and Special Servicer of the Chrysler East Building loan under the MSBAM 2013-C7 PSA
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C11	Special Servicer
Master and Special Servicer of the Southdale Center loan under the MSBAM 2013-C10 PSA
Special Servicer of the Marriott Chicago Hotel River North loan under the MSBAM 2013-C12 PSA
Depositor	Banc of America Merrill Lynch Large Loan	Series 2012-OSI	Special Servicer
Depositor	Banc of America Merrill Lynch Large Loan	Series 2011-FSHN	Special Servicer
Depositor	Merrill Lynch Mortgage Trust	Series 2008-C1	Master and Special Servicer
Depositor	Merrill Lynch Mortgage Trust	Series 2006-1	Master and Special Servicer
Depositor	ML-CFC Commercial Mortgage Trust	Series 2007-9	Master and Special Servicer
Farralon whole loan
Depositor	ML-CFC Commercial Mortgage Trust	Series 2007-7	Master and Special Servicer
Depositor	ML-CFC Commercial Mortgage Trust	Series 2006-4	Master Servicer
Depositor	ML-CFC Commercial Mortgage Trust	Series 2006-3	Master Servicer
Depositor	ML-CFC Commercial Mortgage Trust	Series 2006-1	Special Servicer